UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2023

Liaoning Shuiyun Qinghe Rice Industry Co., Ltd.

(Formerly known as Evergreen International Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-30432	22-2335094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3205-3209, South Building, No. 3,

Intelligence Industrial Park, No. 39 Hulan West Road, Baoshan District, Shanghai, China

(Address of principal executive offices) (Zip Code)

+86-21 6605 0886

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 1, 2023, Liaoning Shuiyun Qinghe Rice Industry Co., Ltd. (the “Company”) entered into a letter of intent with all the shareholders of Beautiful Home Intelligent Technology (Beijing) Co., Ltd. (“Beautiful Home”), a company engaged in the research and development and sales of smart robotics in the People’s Republic of China. Pursuant to the letter of intent, the Company agreed to acquire 100% equity interests of Beautiful Home from its shareholders in exchange for the issuance of an aggregate of 10,000,000 shares of its common stock, par value $0.001 per share, to the Beautiful Home shareholders, for a total proposed transaction value of $40,000,000. Among other things, the parties also agreed to change the Company’s name to “Life Will Be Better Technology Co., Ltd.” and ticker symbol to “LWBB,” subject to availability and approval by relevant authorities, after the closing of the proposed transaction. The parties agreed to use commercially reasonable efforts to enter into a definitive agreement for the transaction within 30 days of the date of the letter intent and close the transaction on or before December 31, 2023, subject to satisfactory due diligence of both the Company and Beautiful Home.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Document

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liaoning Shuiyun Qinghe Rice Industry Co., Ltd.
(Registrant)

Date: October 3, 2023	By:	/s/ Baobing He
Baobing He
Chief Executive Officer and Director (Principal Executive Officer)